As filed with the Securities and Exchange Commission on Feb. 25, 2009
                                            Registration No. 333-155059
                              UNITED STATES
                    SECURITIES AND EXCHANGE COMMISSION
                         WASHINGTON, DC 20549

                        POST-EFFECTIVE AMENDMENT NO. 1
                                   TO
                               FORM S-1
           Registration Statement Under the Securities Act of 1933

                       KODIAK INTERNATIONAL, INC.
           (Exact Name of Registrant As Specified In Its Charter)

      Nevada                                                   Applied For
(State or other jurisdiction     (Primary Standard           (I.R.S. Employer
   of incorporation or        Industrial Classification       Identification
     organization)                Code Number)                   Number)

                                                     Henry Bush
  Pembroke House                                   19 Dundrum Gate
    Upper Pembroke Street                             Dublin 16
  Dublin 2, Republic of Ireland                  Republic of Ireland
  Telephone  353 (0) 1 234 2528         Telephone  353 (0) 1 234 2528
 (Address, and telephone number             (Name, address and telephone number
 of principal executive offices)                    of agent for service)

                             Copies to:
                         Ms. Jody Walker ESQ.
                       7841 South Garfield Way
                         Centennial, CO 80122
                 Phone 303-850-7637 Fax 303-482-2731

This post-effective amendment de-registers all shares of common stock remaining unsold as of the date hereof.
(APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC)

   If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box [ ]

   If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

   If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

   If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerate filer, a non-accelerated filer, or a smaller reporting company.

Large accelerated filer [  ]             Accelerated filer   [  ]
Non-accelerated filer  [  ]              Smaller reporting company [x]

                       DE-REGISTRATION OF SHARES

This post-effective amendment relates to our Registration Statement on Form S-1 (Registration No. 333-155059), which was declared effective by the Securities and Exchange Commission on Wednesday, November 26, 2008. The Registration Statement registered the offering of up to 4,300,000 common shares at $.10 per common share and 4,600,000 common shares on behalf of selling stockholders.

The registrant has been unable to sell any of the 4,300,000 common shares at $.10 per common share. On February 10, 2009, the sole director terminated the primary offering of the 4,300,000 common shares. Accordingly, pursuant to an undertaking made in the Registration Statement, the registrant hereby files this Post-Effective Amendment No. 1 to the Registration Statement to deregister the 4,300,000 common shares originally registered by the Registration
Statement that remain unsold.


                                SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Dublin, Republic of Ireland, on February 25, 2009.

Kodiak International, Inc.

By: /s/Henry G. Bush
    ----------------
    Henry G. Bush, CEO

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

By:   /s/ Henry G. Bush
      -----------------------
      Henry G. Bush, CEO
         Director
     Principal Financial Officer,
      Controller and Director
      February 25, 2009